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                                                                      Exhibit 12
Globix Corporation
Deficiency of Earnings to Fixed Charges

                                                       Proforma
                                                   Six Months Ended    Six Months Ended        Year Ended             Year Ended
                                                    March 31, 2002      March 31, 2002     September 30, 2001     September 30, 2000
                                                  ------------------  ------------------  --------------------   -------------------
Fixed charges:
--------------

Interest expense, net of capitalized interest         $   9,410            $   34,060            $   65,128           $   57,831

Capitalized interest                                          -                     -                12,432                2,322

Amortization of capitalized interest                        393                   393                   317                  153

Interest component of rent expense (1)
                                                          1,939                 1,939                 2,376                1,358

                                                   ------------        --------------      -------------------------------------
Total Fixed Charges                                   $  11,742            $   36,392            $   80,253           $   61,664
                                                      =========            ==========            ==========           ==========

Pre-tax loss from continuing operations               ($103,938)            ($129,217)            ($210,711)           ($108,870)

Fixed charges                                            11,742                36,392                80,253               61,664

Amortization of capitalized interest                        393                   393                   317                  153

Capitalized interest                                          -                     -               (12,432)              (2,322)
                                                   ------------        --------------      -------------------------------------
Earnings                                               ($91,803)             ($92,432)            ($142,573)            ($49,375)

Fixed charges                                            11,742                36,392                80,253               61,664

Preferred Dividends                                           -                 2,713                 6,173                4,975
                                                   ------------        --------------      -------------------------------------
Deficiency                                            ($103,545)            ($131,537)            ($228,999)           ($116,014)
                                                   ============        ==============      =====================================

                                                         Year Ended            Year Ended            Year Ended
                                                     September 30, 1999    September 30, 1998    September 30, 1997
                                                    --------------------  --------------------  --------------------
Fixed charges:
--------------

Interest expense, net of capitalized interest            $  18,386              $   8,376              $    177

Capitalized interest                                         3,823                  1,098                     -

Amortization of capitalized interest                            56                      -                     -

Interest component of rent expense (1)                         426                    187                     -
                                                     ----------------------------------------------------------
Total Fixed Charges                                        $22,691              $   9,661              $    177
                                                           =======              =========              ========

Pre-tax loss from continuing operations                   ($43,385)              ($11,156)              ($3,115)

Fixed charges                                               22,691                  9,661                   177

Amortization of capitalized interest                            56                      -                     -

Capitalized interest                                        (3,823)                (1,098)                    -
                                                     ----------------------------------------------------------
Earnings                                                  ($24,461)               ($2,593)              ($2,938)

Fixed charges                                               22,691                  9,661                   177

Preferred Dividends                                              -                      -                     -
                                                     ----------------------------------------------------------
Deficiency                                                ($47,152)              ($12,254)              ($3,115)
                                                     ==========================================================
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NOTES:

(1) - For the purposes of this item, interest is estimated as one third of rent expense.